                                                                      EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                We have issued our report dated November 1, 2002 (except for Note 3 as to which the date is December 23, 2002), accompanying the financial statements included in the Annual Report of XATA Corporation on Form 10-KSB, for the year ended September 30, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of XATA Corporation on Form S-8 (File Nos. 333-85584, 333-59214, 333-28337, 333-03670, 33-94006,
33-89222 and 33-74148) and Form S-3 and amendments (File No. 333-82905).





                                                       /s/ GRANT THORNTON LLP

Minneapolis, Minnesota
December 23, 2002